EXHIBIT 4.2

                TAPPAN ZEE FINANCIAL, INC. 1996 STOCK OPTION PLAN

                                       FOR

                                OUTSIDE DIRECTORS






                         ------------------------------













                            ADOPTED ON MARCH 25, 1996
                          EFFECTIVE AS OF JULY 11, 1996
                      INCORPORATING AMENDMENT NOS. 1 AND 2




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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                    ARTICLE I

                                     PURPOSE
SECTION 1.1       GENERAL PURPOSE OF THE PLAN...............................  1

                                   ARTICLE II

                                   DEFINITIONS
SECTION 2.1       BANK......................................................  1
SECTION 2.2       BOARD.....................................................  1
SECTION 2.3       CHANGE IN CONTROL OF THE COMPANY..........................  1
SECTION 2.4       CODE......................................................  3
SECTION 2.5       COMMITTEE.................................................  3
SECTION 2.6       COMPANY...................................................  3
SECTION 2.7       DISABILITY................................................  3
SECTION 2.8       EFFECTIVE DATE............................................  3
SECTION 2.9       ELIGIBLE DIRECTOR.........................................  3
SECTION 2.10      EXCHANGE ACT..............................................  3
SECTION 2.11      EXERCISE PRICE............................................. 4
SECTION 2.12      FAIR MARKET VALUE.......................................... 4
SECTION 2.13      OPTION....................................................  4
SECTION 2.14      OPTION PERIOD.............................................  4
SECTION 2.15      PERSON....................................................  4
SECTION 2.16      PLAN......................................................  4
SECTION 2.17      QUALIFIED DOMESTIC RELATIONS ORDER........................  4
SECTION 2.18      RETIREMENT................................................. 5
SECTION 2.19      SHARE...................................................... 5

                                   ARTICLE III

                                 ADMINISTRATION
SECTION 3.1       COMMITTEE.................................................  5
SECTION 3.2       COMMITTEE ACTION..........................................  5
SECTION 3.3       COMMITTEE RESPONSIBILITIES................................  5

                                   ARTICLE IV

                                  OPTION GRANTS
SECTION 4.1       AVAILABLE SHARES..........................................  6
SECTION 4.2       OPTION GRANTS.............................................  6
SECTION 4.3       EXERCISE PRICE............................................  7
SECTION 4.4       OPTION PERIOD.............................................  7
SECTION 4.5       METHOD OF EXERCISE........................................  8

                                       (i)


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                                                                            Page
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SECTION 4.6       LIMITATIONS ON OPTIONS....................................  9

                           ARTICLE V

                   AMENDMENT AND TERMINATION
SECTION 5.1       TERMINATION............................................... 10
SECTION 5.2       AMENDMENT................................................. 10
SECTION 5.3       ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION..... 10

                          ARTICLE VI

                         MISCELLANEOUS
SECTION 6.1       STATUS AS AN EMPLOYEE BENEFIT PLAN........................ 12
SECTION 6.2       NO RIGHT TO CONTINUED EMPLOYMENT.......................... 12
SECTION 6.3       CONSTRUCTION OF LANGUAGE.................................. 12
SECTION 6.4       GOVERNING LAW............................................. 12
SECTION 6.5       HEADINGS.................................................. 12
SECTION 6.6       NON-ALIENATION OF BENEFITS................................ 12
SECTION 6.7       TAXES..................................................... 13
SECTION 6.8       APPROVAL OF SHAREHOLDERS.................................. 13
SECTION 6.9       NOTICES................................................... 13


                                      (ii)


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                TAPPAN ZEE FINANCIAL, INC. 1996 STOCK OPTION PLAN
                                       FOR
                                OUTSIDE DIRECTORS




                                    ARTICLE I

                                     PURPOSE


                  SECTION 1.1       GENERAL PURPOSE OF THE PLAN.

                  The purpose of the Plan is to promote the growth and profitability of Tappan Zee Financial, Inc., to provide Eligible Directors of Tappan Zee Financial, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain key directors of outstanding competence and to provide such Eligible Directors with an equity interest in Tappan Zee Financial, Inc.



                                   ARTICLE II

                                   DEFINITIONS


                  The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

                  SECTION 2.1 BANK means Tarrytowns Bank, FSB, a federally chartered savings institution, and any successor thereto.

                  SECTION 2.2 BOARD means the board of directors of Tappan Zee Financial, Inc.

                  SECTION 2.3 CHANGE IN CONTROL OF THE COMPANY means any of the following events:

                  (a) approval by the stockholders of Tappan Zee Financial, Inc. of a transaction that would result in the reorganization, merger or consolidation of Tappan Zee Financial, Inc. with one or more other persons, other than a transaction following which:

                           (i) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such



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                                       -2-


                  transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in Tappan Zee Financial, Inc.; and

                           (ii) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of Tappan Zee Financial, Inc.;

                  (b) the acquisition of all or substantially all of the assets of Tappan Zee Financial, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of Tappan Zee Financial, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of Tappan Zee Financial, Inc. of any transaction which would result in such an acquisition;

                  (c) a complete liquidation or dissolution of Tappan Zee Financial, Inc., or approval by the stockholders of Tappan Zee Financial, Inc. of a plan for such liquidation or dissolution;

                  (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Tappan Zee Financial, Inc. do not belong to any of the following groups:

                           (i) individuals who were members of the Board of Directors of Tappan Zee Financial, Inc. on the effective date of this Plan; or

                           (ii) individuals who first became members of the Board of Directors of Tappan Zee Financial, Inc. after the effective date of this Plan either:

                                    (A) upon election to serve as a member of
                           the Board of Directors of Tappan Zee Financial, Inc. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (B) upon election by the stockholders of
                           Tappan Zee Financial, Inc. to serve as a member of the Board of Directors of Tappan Zee Financial, Inc., but only if nominated for election by affirmative vote of three-quarters of the members of the Board of



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                           Directors of Tappan Zee Financial, Inc., or of a
                           nominating committee thereof, in office at the time of such first nomination;

                  PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of Tappan Zee Financial, Inc.; or

                  (e) any event which would be described in section 2.3(a), (b),
         (c) or (d) if the term "Bank" were substituted for the term "Tappan Zee Financial, Inc." therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, by Tappan Zee Financial, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.4, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  SECTION 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

                  SECTION 2.5 COMMITTEE means the Committee described in section 3.1.

                  SECTION 2.6 COMPANY means Tappan Zee Financial, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

                  SECTION 2.7 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  SECTION 2.8 EFFECTIVE DATE means July 11, 1996.

                  SECTION 2.9 ELIGIBLE DIRECTOR means a member of the Board who is not also an employee or an officer of the Company.

                  SECTION 2.10 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.


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                                       -4-


                  SECTION 2.11 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.3.

                  SECTION 2.12 FAIR MARKET VALUE means, with respect to a Share on a specified date:

                  (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

                  (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

                  (c) if sections 2.12(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

                  SECTION 2.13 OPTION means a right to purchase Shares that is granted pursuant to section 4.1.

                  SECTION 2.14 OPTION PERIOD means the period during which an Option may be exercised, determined in accordance with section 4.4.

                  SECTION 2.15 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                  SECTION 2.16 PLAN means the 1996 Stock Option Plan for Outside Directors of Tappan Zee Financial, Inc., as amended from time to time.

                  SECTION 2.17 QUALIFIED DOMESTIC RELATIONS ORDER means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Option holder and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Option holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order. For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property



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                                       -5-


law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of an Option holder.

                  SECTION 2.18 RETIREMENT means retirement at the normal or early retirement date as set forth in any tax-qualified retirement plan of the Bank.

                  SECTION 2.19 SHARE means a share of Common Stock, par value $.01 per share of Tappan Zee Financial, Inc.



                                   ARTICLE III

                                 ADMINISTRATION


                  SECTION 3.1       COMMITTEE.

                  The Plan shall be administered by a Committee which shall be the Compensation Committee of Tappan Zee Financial, Inc.

                  SECTION 3.2       COMMITTEE ACTION.

                  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

                  SECTION 3.3       COMMITTEE RESPONSIBILITIES.

                  Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options to be granted, and the terms and conditions thereof;



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                                      -6-


                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

                  (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                                   ARTICLE IV

                                  OPTION GRANTS


                  SECTION 4.1       AVAILABLE SHARES.

                  Subject to section 5.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

                  (a)      48,600 Shares; over

                  (b)      the sum of:

                           (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

                           (ii) the number of Shares with respect to which previously granted Options have been exercised.

For purposes of this section 4.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares.

                  SECTION 4.2       OPTION GRANTS.

                  (a) On the Effective Date, each Person who is then an Eligible Director shall be granted an Option to purchase Eight Thousand One Hundred (8,100) Shares.

                  (b) Any Person who becomes an Eligible Director after the Effective Date shall be granted, on the 15th day of the month following the month in which such individual becomes an Eligible Director (or, if such date is not a business day, the first business day thereafter), an Option to purchase Five Hundred (500) Shares and, subject to sections 4.2(c) and 4.1, on January 1 of each succeeding calendar year during which the Plan is in effect (or, if such date is not a business day, the first business day thereafter) and provided that the Eligible Director is still an Eligible Director on that date, an additional Option to purchase Five Hundred (500) Shares. All Options granted under this section 4.2(b) after July 11, 1997 shall not be subject to section 4.4(b) but shall instead be exercisable immediately upon grant.

                  (c) Any Option granted under this section 4.2 shall be evidenced by a written agreement which shall specify the number of Shares covered by the Option, the Exercise Price for



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                                       -7-


the Shares subject to the Option, the Option Period, all as determined pursuant to this Article IV. The Option agreement shall also set forth specifically or incorporate by reference the applicable provisions of the Plan.

                  (d) Notwithstanding sections 4.2(a) and (b), in the event that, as of the first business day of any calendar month, the number of available Shares determined under section 4.1 is less than the total number of Shares with respect to which Options would be granted under section 4.2(b) during such month, each Eligible Director scheduled to receive a grant of Options during such month shall be granted an Option for the number of whole Shares determined by multiplying (i) the number of Shares with respect to which the Eligible Director would have been granted an Option on such date by (ii) a fraction, the numerator of which is the number of Shares that are then available under section 4.1 and the denominator of which is the total number of Shares that would have to have been available under section 4.1 in order to grant all of the Options that would otherwise have been granted under section 4.2(b) during such month, and rounding to the nearest whole Share; PROVIDED, HOWEVER, if rounding will require more Shares to be available than provided in section 4.1, then the amount determined pursuant to this section 4.2(c) will be calculated by rounding down to the lesser whole number.

                  SECTION 4.3       EXERCISE PRICE.

                  The price per Share at which an Option granted to an Eligible Director under section 4.2 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

                  SECTION 4.4       OPTION PERIOD.

                  (a) Subject to section 4.4(b), the Option Period during which an Option granted to an Eligible Director under section 4.2 may be exercised shall commence on the date the Option is granted and shall expire on the earlier of:

                  (i) removal for cause in accordance with the Company's bylaws; or

                  (ii) the last day of the ten-year period commencing on the date on which the Option was granted.

                  (b) During the Option Period, the maximum number Shares as to which an outstanding Option may be exercised shall be as follows:

                  (i) prior to the first anniversary of the date on which the Option is granted, the Option shall not be exercisable;

                  (ii) on and after the first anniversary, but prior to the second anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of One Thousand Six Hundred and Twenty (1,620) Shares;


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                                       -8-


                  (iii) on and after the second anniversary, but prior to the third anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Three Thousand Two Hundred and Forty (3,240) Shares, including in such number any optioned Shares purchased prior to such second anniversary;

                  (iv) on and after the third anniversary, but prior to the fourth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Four Thousand Eight Hundred and Sixty (4,860) Shares, including in such number any optioned Shares purchased prior to such third anniversary;

                  (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Six Thousand Four Hundred and Eighty (6,480) Shares, including in such number any optioned Shares purchased prior to such fourth anniversary; and

                  (vi) on and after the fifth anniversary of the date on which the Option is granted and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

PROVIDED, HOWEVER, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death, Disability, or Retirement or upon the date of a Change in Control of the Company.

                  SECTION 4.5       METHOD OF EXERCISE.

                  (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; PROVIDED, HOWEVER, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

                  (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

                  (ii) delivering to the Committee full payment, consistent with section 4.5(b), for the Shares as to which the Option is to be exercised; and

                  (iii) satisfying such other conditions as may be prescribed in the Option agreement.

                  (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company



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                                       -9-


may accept) or, with the approval of the Committee, by one or more of the following: (i) in the form of Shares already owned beneficially for a period of more than six months by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; (ii) after a period of six months from the date of grant of any such Option, by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof; PROVIDED, HOWEVER, that an election under section 4.5(b)(ii) or (iii) shall be subject to the conditions and limitations of Rule 16b-3(e) promulgated under the Exchange Act.. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  (c) When the requirements of section 4.5(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected except as may be required under section 5.3.

                  SECTION 4.6       LIMITATIONS ON OPTIONS.

                  (a) An Option by its terms shall not be transferable by the Option holder other than by will or by the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order.

                  (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Company so requests, be conditioned upon the receipt of a representation as to the investment intention of the Person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applica ble federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.


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                                      -10-


                                    ARTICLE V

                            AMENDMENT AND TERMINATION


                  SECTION 5.1       TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or ter mination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding under the terms of the Option agreements evidencing such Options.

                  SECTION 5.2       AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part at any time; PROVIDED, HOWEVER, that if the amendment or revision:

                  (a) materially increases the benefits accruing under the Plan;

                  (b) materially increases the number of Shares which may be issued under the Plan; or

                  (c) materially modifies the requirements as to eligibility for Options under the Plan;

such amendment or revision shall be subject to approval by the shareholders of the Company; AND PROVIDED, FURTHER, that (i) sections 4.1, 4.2, 4.3 and 4.4 shall not be amended more frequently than once in any period of six (6) months and (ii) no amendment required to comply with or conform to any condition imposed under section 162(m) of the Code on federal income tax deductions allowable to the Company in respect of the Plan shall require such approval or be subject to such limitations.

                  SECTION 5.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 4.1 shall be adjusted to account for such event. Such adjust ment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by



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                                      -11-


dividing the Exercise Price by such number of Shares; PROVIDED, HOWEVER, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any exercisable Options granted under the Plan which remain outstanding may be cancelled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to the Option holder; PROVIDED, HOWEVER, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Board determines in good faith to be equivalent in value to the Options that have been cancelled; AND PROVIDED, FURTHER, that prior to July 11, 1997, the payments provided for under this section 5.3(b) shall only apply to outstanding Options that have vested as of the effective date of such merger, consolidation or other business reorganization of the Company.

                  (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares) which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes or otherwise than by dividend makes distribution of property to the holders of its Shares, the Company shall, in the discretion of the Committee, either:

                  (i) make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; PROVIDED, HOWEVER, that if any dividend or distribution on outstanding Shares is paid in property other than cash, the Company, in the Committee's discretion, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution; or

                  (ii) adjust the Exercise Price of each outstanding Option in such manner as the Committee may determine to be appropriate to equitably reflect the payment of the dividend; or

                  (iii) take the action described in section 5.3(c)(i) with respect to certain outstanding Options and the action described in section 5.3(ii) with respect to the remaining outstanding Options;

PROVIDED, HOWEVER, that no such action shall be taken without the approval of the Office of Thrift Supervision until the stockholders of the Company have voted to approve the provisions of this section 5.3(c) in a vote taken after October 5, 1996.







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                                      -12-


                                   ARTICLE VI

                                  MISCELLANEOUS


                  SECTION 6.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program for self-employed individuals that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

                  SECTION 6.2       NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of his position as a director of the Company. The Company reserves the right to remove any Eligible Director or otherwise deal with any Eligible Director to the same extent as though the Plan had not been adopted.

                  SECTION 6.3       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

                  SECTION 6.4       GOVERNING LAW.

                  The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.

                  SECTION 6.5       HEADINGS.

                  The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

                  SECTION 6.6       NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts,



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                                      -13-

contracts, liabilities, engagements or torts, except to the extent provided in a Qualified Domestic Relations Order.

                  SECTION 6.7       TAXES.

                  The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

                  SECTION 6.8       APPROVAL OF SHAREHOLDERS.

                  The Plan and all Options granted hereunder shall be conditioned on the approval of the Plan by the holders of a majority of the Shares of Tappan Zee Financial, Inc. entitled to vote at an annual or special meeting of the holders of Shares held no earlier than April 5, 1996. No Option under the Plan shall be granted, nor shall any such Option be exercised or any Shares issued or purchased, prior to such approval.

                  SECTION 6.9       NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Compensation Committee:

                           Tappan Zee Financial, Inc.
                           75 North Broadway
                           P.O. Box 187
                           Tarrytown, New York  10591

                           Attention:  CORPORATE SECRETARY

                  (b) If to an Option holder, to the Option holder's address as shown in the Company's records.